Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P.
Announces Fourth Quarter and Year Ended 2017 Results

Fourth Quarter 2017 Highlights

•	Net income of $30.7 million

•	Net income attributable to the common unitholders and general partner of $22.9 million

•	Adjusted EBITDA of $59.4 million (1)

•	Basic and diluted net income per common unit of $1.84 and $1.26, respectively

Year Ended 2017 Highlights

•	Net income of $88.7 million

•	Net income attributable to the common unitholders and general partner of $63.2 million

•	Adjusted EBITDA of $231.5 million (1)

•	Basic and diluted net income per common unit of $5.06 and $3.96, respectively

•	Generated operating cash flow from continuing operations of $127.8 million, up 27% from 2016

•	Reduced debt by $311.1 million

HOUSTON, March 1, 2018 - Natural Resource Partners L.P. (NYSE:NRP) today reported fourth quarter and full year 2017 results.

Craig Nunez, President and Chief Operating Officer, commented: "A successful fourth quarter capped a year of significant achievement for NRP. We continue to generate substantial amounts of cash from operations and our fourth quarter results have considerably improved compared to prior year levels. Compared to the prior quarter, our results reflect improved performances from our Coal Royalty, Soda Ash and Construction Aggregates business segments. In addition, we continue to strengthen our balance sheet and have reduced debt $311.1 million during 2017. We enter 2018 with a stronger balance sheet, lower interest expense and improved operating performance."

At the end of the fourth quarter of 2017, NRP had liquidity of $119.8 million, consisting of $29.8 million in cash and $90.0 million of borrowing capacity available under its credit facility. NRP's consolidated Debt-to-Adjusted EBITDA ratio at year-end 2017 was 3.6x, down from 4.5x at year-end 2016 and 5.3x at year-end 2015.

NRP continues to focus on reducing its debt while maintaining sufficient liquidity to operate its business. NRP's goal is to achieve a leverage ratio, defined as Debt-to-Adjusted EBITDA, of less than 3.0x, while maintaining minimum liquidity of $100 million, which may consist of a combination of cash and/or available borrowing capacity.

With respect to the fourth quarter of 2017, NRP paid a cash distribution of $0.45 per common unit and paid a distribution on NRP’s 12.0% Class A Convertible Preferred Units in February 2018. NRP also redeemed all outstanding paid-in-kind Preferred Units in February 2018 at par.

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Segment Information

Coal Royalty and Other

Operating income for the quarter was $39.7 million and Adjusted EBITDA was $46.7 million. For the quarter, net cash provided by operating and investing activities were $45.6 million and $0.6 million, respectively, and DCF was $46.1 million. NRP's Q4 2017 results represent a substantial improvement from Q4 2016 and a modest increase compared to Q3 2017. Adjusted coal royalty and other operating income compared to Q4 2016 increased 34%, DCF adjusted for proceeds from the sale of assets increased 6% and Adjusted EBITDA excluding gains on sale of assets increased 20%. Variances in Q4 2017 compared to Q4 2016 by our major coal producing regions follow:

•	Appalachia: Coal royalty revenue increased $2.9 million in this region primarily as a result of increased metallurgical coal prices and production.

•
Illinois Basin: Lower production in this region led to a $4.1 million decrease in coal royalty revenue, despite increases in thermal coal prices and our royalty revenue per ton in the region. The decreased production in this region was primarily a result of the temporary relocation of certain production off of NRP's coal reserves. However, this decrease in coal royalty revenue was partially offset by a $3.5 million increase in overriding royalty revenue and wheelage in this region.

•
Northern Powder River Basin: Higher prices and production in this region led to the $1.5 million increase in coal royalty revenue. The higher production was a result of increased mining on our acreage in this region, which has a checkerboard coal reserve ownership pattern.

Operating income for the year was $154.9 million and Adjusted EBITDA was $181.3 million. Net cash provided by operating, investing and financing activities were $166.1 million, $4.2 million and $0.5 million, respectively, and DCF was $170.3 million. Adjusted Coal Royalty and Other Operating Income compared to 2016 increased 40% and DCF adjusted for proceeds from the sale of assets increased 23% and Adjusted EBITDA excluding gains on sale of assets decreased 1%. The decrease in Adjusted EBITDA year-over-year was impacted by $40.5 million of revenue resulting from one-time lease modifications in 2016. Variances in year-ended 2017 compared to year-ended 2016 by our major coal producing regions follow:

•	Appalachia: Coal royalty revenue increased $30.7 million in this region primarily as a result of increased metallurgical coal prices and production.

•
Illinois Basin: Lower production in this region led to a $12.7 million decrease in coal royalty revenue, despite increases in thermal coal prices and our royalty revenue per ton in the region. The decreased production in this region was primarily a result of the temporary relocation of certain production off of NRP's coal reserves. However, this decrease in coal royalty revenue was partially offset by a $7.5 million increase in overriding royalty revenue and wheelage in this region.

•
Northern Powder River Basin: Higher production in this region led to the $1.0 million increase in coal royalty revenue despite a relatively small decrease in prices year-over-year. The higher production was a result of increased mining on our acreage in this region, which has a checkerboard coal reserve ownership pattern.

Soda Ash

During Q4 2017, international prices for soda ash, particularly in Asia, continued to be strong, and domestic prices improved slightly over 2016. NRP received $12.3 million of cash distributions from its 49% investment in Ciner Wyoming during the period, which was unchanged from the previous quarter and from Q4 2016. NRP's equity in earnings from Ciner Wyoming of $12.8 million increased 37% in Q4 2017, compared to Q4 2016 due to higher production levels along with higher international prices. The higher production levels were primarily the result of production initiatives that were undertaken earlier in 2017 to improve reliability and increase utilization of production units.

During the year, NRP received $49.0 million in cash distributions from Ciner Wyoming and recorded equity in earnings from Ciner Wyoming of $40.5 million.

Construction Aggregates

Operating income for the quarter was $2.0 million and Adjusted EBITDA was $5.1 million. Performance increased compared to the prior quarter and Q4 2016 as a result of increased production and sales volumes, higher margins on road construction and asphalt paving projects and increased marine terminal activity. For the quarter, net cash provided by (used in) operating, investing and financing activities were $4.0 million, $(0.7) million and $(0.2) million, respectively, and DCF was $3.4 million. DCF increased compared to Q4 2016 and the prior quarter as a result of the improved operating performance.

Operating income for the year was $6.4 million and Adjusted EBITDA was $19.8 million. These amounts improved compared to the prior year primarily due to a higher production and sales of crushed stone, gravel and sand, higher delivery and haul income and increased road construction and asphalt paving projects. Net cash provided by (used in) operating, investing activities and financing activities were $15.7 million. $(6.5) million and $(1.3) million, respectively, and DCF was $10.2 million.

Corporate and Finance

Total costs in Q4 2017 were $23.8 million, which includes $19.2 million of interest expense. While these amounts were in line with the previous quarter, total corporate and financing costs decreased 22% compared to the same period last year due to lower interest expense and the LTIP awards expensed in Q4 2016 in connection with NRP's recapitalization transactions.

Total costs in 2017 were $112.6, which includes $82.2 million of interest expense, $7.9 million of debt modification expense and $4.1 million loss on extinguishment of debt.

Conference Call

A conference call will be held today at 10:00 a.m. ET. To join the conference call, dial (844) 379-6938 and provide the conference code 55454887. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. Audio replays of the conference call will be available for approximately one week. To access the replay, dial (855) 859-2056 and provide the conference code 55454887 or visit the Investor Relations section of NRP’s website.

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns interests in coal, aggregates and industrial minerals across the United States.  A large percentage of NRP's revenues are generated from royalties and other passive income.  In addition, NRP owns a construction aggregates company and an equity investment in Ciner Wyoming, a trona/soda ash operation.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; unanticipated geologic problems; our liquidity, leverage and access to capital and financing sources; changes in the legislative or regulatory environment, and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

“Distributable Cash Flow” is a non-GAAP financial measure that we define as net cash provided by operating activities of continuing operations plus returns of equity from unconsolidated investment, proceeds from sales of assets, including those included in discontinued operations, and return of long-term contract receivables (including affiliate); less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, DCF presented below is not calculated or presented on the same basis as Distributable Cash Flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. DCF is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the Partnership's ability to make cash distributions to our common and preferred unitholders and our general partner and repay debt.

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment and gain on reserve swap; plus distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Adjusted Net Income” is a non-GAAP financial measure that we define as Net income attributable to common unitholders and general partner plus restructuring transaction expenses that include debt modification expense, loss on extinguishment of debt and restructuring-related incentive compensation expense, asset impairments and income (loss) from discontinued operations; less gain on sale of assets and non-cash revenue associated with lease modifications or terminations. Adjusted net income should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes Adjusted net income is useful in evaluating our financial performance because restructuring transaction expenses are one time charges, gains on asset sales are not related to the operations of our business and asset impairments are non-cash charges. Excluding these from net income allows us to better compare results from ongoing operations period-over-period.

“Adjusted Coal Royalty and Other Operating Income” is a non-GAAP financial measure that we define as Coal royalty and other operating income plus asset impairments; less gains on asset sales and non-cash revenue associated with lease modifications and terminations. Adjusted coal royalty and other operating income should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes Adjusted coal royalty and other operating income is useful in evaluating our financial performance because gains on asset sales are not related to the operations of our business and asset impairments and non-cash revenue associated with lease modifications and forfeitures are non-cash charges. Excluding these from Coal royalty and other operating income allows us to better compare results from ongoing operations period-over-period.

-Financial Tables, Reconciliation of Non-GAAP Measures and Recap of Metrics Follow-

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per unit data)	2017	2016	2017	2017	2016
Revenues and other income:
Coal royalty and other	$47,130	$28,184	$43,508	$158,399	$144,520
Coal royalty and other—affiliates	223	12,414	335	23,402	46,259
Transportation and processing	4,793	—	5,570	14,510	—
Transportation and processing—affiliates	—	3,673	—	6,012	19,336
Construction aggregates	30,571	27,600	29,553	112,970	103,755
Road construction and asphalt paving	5,324	5,121	5,157	18,411	17,047
Equity in earnings of Ciner Wyoming	12,781	9,319	8,993	40,457	40,061
Gain on asset sales, net	280	1,801	171	3,856	29,081
Total revenues and other income	$101,102	$88,112	$93,287	$378,017	$400,059

Operating expenses:
Operating and maintenance expenses	$33,893	$31,797	$32,441	$126,982	$119,621
Operating and maintenance expenses—affiliates, net	2,606	977	2,154	9,534	10,925
Depreciation, depletion and amortization	8,790	10,906	8,306	34,985	43,087
Amortization expense—affiliate	—	857	—	1,008	3,185
General and administrative	2,756	6,303	2,648	13,513	16,979
General and administrative—affiliates	1,806	921	1,207	4,989	3,591
Asset impairments	1,253	9,245	—	3,031	16,926
Total operating expenses	$51,104	$61,006	$46,756	$194,042	$214,314

Income from operations	$49,998	$27,106	$46,531	$183,975	$185,745

Other income (expense)
Interest expense	$(19,304)	$(23,305)	$(20,080)	$(82,902)	$(90,047)
Interest expense—affiliate	—	—	—	—	(523)
Debt modification expense	—	—	—	(7,939)	—
Loss on extinguishment of debt	—	—	—	(4,107)	—
Interest income	47	10	48	181	39
Other expense, net	$(19,257)	$(23,295)	$(20,032)	$(94,767)	$(90,531)

Net income from continuing operations	$30,741	$3,811	$26,499	$89,208	$95,214
Income (loss) from discontinued operations	(34)	(323)	(433)	(541)	1,678
Net income	$30,707	$3,488	$26,066	$88,667	$96,892
Less: income attributable to preferred unitholders	(7,765)	—	(7,650)	(25,453)	—
Net income attributable to common unitholders and general partner	$22,942	$3,488	$18,416	$63,214	$96,892

Net income (loss) attributable to common unitholders	22,483	3,497	18,048	61,950	95,229
Net income (loss) attributable to the general partner	459	(9)	368	1,264	1,663

Income from continuing operations per common unit
Basic	$1.84	$0.31	$1.51	$5.11	$7.65
Diluted	$1.26	$0.31	$1.08	$3.98	$7.65

Net income per common unit
Basic	$1.84	$0.28	$1.48	$5.06	$7.78
Diluted	$1.26	$0.28	$1.07	$3.96	$7.78

Net income	$30,707	$3,488	$26,066	$88,667	$96,892
Add: comprehensive income (loss) from unconsolidated investment and other	(234)	1,178	(268)	(1,647)	486
Comprehensive income	$30,473	$4,666	$25,798	$87,020	$97,378

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2017	2016	2017	2017	2016
Cash flows from operating activities:
Net income	$30,707	$3,488	$26,066	$88,667	$96,892
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	8,790	10,906	8,306	34,985	43,087
Amortization expense—affiliates	—	857	—	1,008	3,185
Return on earnings from unconsolidated investment	12,250	12,250	8,993	43,354	46,550
Equity earnings from unconsolidated investment	(12,781)	(9,319)	(8,993)	(40,457)	(40,061)
Gain on asset sales, net	(280)	(1,801)	(171)	(3,856)	(29,081)
Debt modification expense	—	—	—	7,939	—
Loss on extinguishment of debt	—	—	—	4,107	—
(Income) loss from discontinued operations	34	323	433	541	(1,678)
Asset impairments	1,253	9,245	—	3,031	16,926
Amortization of debt issuance costs and other	2,546	1,590	3,037	8,005	8,284
Other, net—affiliates	1,119	145	200	1,207	993
Change in operating assets and liabilities:
Accounts receivable	698	772	5,210	2,305	431
Accounts receivable—affiliates	1,144	399	49	367	(313)
Accounts payable	631	72	684	1,361	707
Accounts payable—affiliates	(107)	110	(272)	(377)	139
Accrued liabilities	(1,313)	6,361	173	(8,443)	5,397
Accrued liabilities—affiliates	515	—	—	515	—
Accrued interest	5,217	(9,030)	(8,727)	(105)	(779)
Accrued interest—affiliates	—	—	—	—	(456)
Deferred revenue	(5,786)	4,881	(4,494)	(5,791)	(35,881)
Deferred revenue—affiliates	—	(3,032)	—	(10,166)	(11,222)
Other items, net	1,807	(2,121)	(4,694)	(359)	(2,477)
Net cash provided by operating activities of continuing operations	$46,444	$26,096	$25,800	$127,838	$100,643
Net cash provided by (used in) operating activities of discontinued operations	(92)	(855)	(76)	(699)	7,318
Net cash provided by operating activities	$46,352	$25,241	$25,724	$127,139	$107,961

Cash flows from investing activities:
Return of equity from unconsolidated investment	$—	$—	$3,258	$5,646	$—
Proceeds from sale of assets	563	7,019	151	1,982	62,383
Return of long-term contract receivables	399	—	600	2,206	—
Return of long-term contract receivables—affiliate	—	391	—	804	2,968
Acquisition of plant and equipment and other	(1,065)	(977)	(1,238)	(7,301)	(5,408)
Net cash provided by (used in) investing activities of continuing operations	$(103)	$6,433	$2,771	$3,337	$59,943
Net cash provided by investing activities of discontinued operations	—	51	4	206	106,872
Net cash provided by (used in) investing activities	$(103)	$6,484	$2,775	$3,543	$166,815

Consolidated Statements of Cash Flows—Continued
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2017	2016	2017	2017	2016
Cash flows from financing activities:
Proceeds from issuance of Class A Convertible Preferred Units and Warrants, net	$—	$—	$—	$242,100	$—
Proceeds from issuance of 2022 Senior Notes, net	—	—	—	103,688	—
Proceeds from loans	8,000	—	69,000	77,000	20,000
Repayments of loans	(136,027)	(76,967)	(8,000)	(492,319)	(183,141)
Distributions to common unitholders and general partner	(5,617)	(5,616)	(5,616)	(22,467)	(22,465)
Distributions to preferred unitholders	(3,825)	—	(3,769)	(8,844)	—
Proceeds from (contributions to) discontinued operations	(92)	(805)	(72)	(493)	39,421
Debt issue costs and other	(197)	(1,162)	347	(40,384)	(15,234)
Net cash provided by (used in) financing activities of continuing operations	$(137,758)	$(84,550)	$51,890	$(141,719)	$(161,419)
Net cash provided by (used in) financing activities of discontinued operations	92	805	72	493	(124,759)
Net cash provided by (used in) financing activities	$(137,666)	$(83,745)	$51,962	$(141,226)	$(286,178)

Net increase (decrease) in cash and cash equivalents	$(91,417)	$(52,020)	$80,461	$(10,544)	$(11,402)

Cash and cash equivalents of continuing operations at beginning of period	$121,244	$92,391	$40,783	$40,371	$41,204
Cash and cash equivalents of discontinued operations at beginning of period	—	—	—	—	10,569
Cash and cash equivalents at beginning of period	$121,244	$92,391	$40,783	$40,371	$51,773

Cash and cash equivalents at end of period	$29,827	$40,371	$121,244	$29,827	$40,371
Less: cash and cash equivalents of discontinued operations at end of period	—	—	—	—	—
Cash and cash equivalents of continuing operations at end of period	$29,827	$40,371	$121,244	$29,827	$40,371

Supplemental cash flow information:
Cash paid during the period for interest from continuing operations	$10,993	$29,631	$26,977	$72,850	$84,380
Cash paid during the period for interest from discontinued operations	$—	$—	$—	$—	$1,906
Non-cash investing and financing activities:
Issuance of 2022 Senior Notes in exchange for 2018 Senior Notes	$—	$—	$—	$240,638	$—
Plant, equipment and mineral rights funded with accounts payable or accrued liabilities	$294	$—	$—	$294	$—

Natural Resource Partners L.P.
Financial Tables (Unaudited)

Consolidated Balance Sheets
	December 31,	December 31,
(In thousands, except unit data)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$29,827	$40,371
Accounts receivable, net	47,026	43,202
Accounts receivable—affiliates, net	161	6,658
Inventory	7,553	6,893
Prepaid expenses and other	5,838	7,271
Current assets of discontinued operations	991	991
Total current assets	$91,396	$105,386
Land	25,247	25,252
Plant and equipment, net	46,170	49,443
Mineral rights, net	883,885	908,192
Intangible assets, net	49,554	3,236
Intangible assets, net—affiliate	—	49,811
Equity in unconsolidated investment	245,433	255,901
Long-term contracts receivable	40,776	—
Long-term contracts receivable—affiliate	—	43,785
Other assets	6,547	6,625
Other assets—affiliate	156	1,018
Total assets	$1,389,164	$1,448,649
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$6,957	$6,234
Accounts payable—affiliates	562	940
Accrued liabilities	16,890	25,999
Accrued liabilities—affiliates	515	—
Accrued interest	15,484	15,588
Current portion of long-term debt, net	79,740	140,037
Current liabilities of discontinued operations	401	353
Total current liabilities	$120,549	$189,151
Deferred revenue	100,605	44,931
Deferred revenue—affiliates	—	71,632
Long-term debt, net	729,608	990,234
Other non-current liabilities	2,808	4,565
Other non-current liabilities—affiliate	346	—
Total liabilities	$953,916	$1,300,513
Commitments and contingencies
Class A Convertible Preferred Units (258,844 units issued and outstanding at $1,000 par value per unit; liquidation preference of $1,500 per unit)	$173,431	$—
Partners’ capital:
Common unitholders’ interest (12,232,006 units issued and outstanding)	$199,851	$152,309
General partner’s interest	1,857	887
Warrant holders interest	66,816	—
Accumulated other comprehensive loss	(3,313)	(1,666)
Total partners’ capital	$265,211	$151,530
Non-controlling interest	(3,394)	(3,394)
Total capital	261,817	148,136
Total liabilities and capital	$1,389,164	$1,448,649

Natural Resource Partners L.P.
Financial Tables (Unaudited)

The table below presents NRP's unaudited business results by segment for the three months ended December 31, 2017 and 2016 and September 30, 2017, respectively:

	Operating Business Segments
	Coal Royalty and Other		Construction Aggregates	Corporate and Financing
(In thousands)		Soda Ash			Total
Three Months Ended December 31, 2017
Revenues and other income	$52,146	$12,781	$35,895	$—	$100,822
Gains on asset sales	178	—	102	—	280
Total revenues and other income	$52,324	$12,781	$35,997	$—	$101,102

Asset impairments	$1,189	$—	$64	$—	$1,253
Net income (loss) from continuing operations	$39,729	$12,781	$1,989	$(23,758)	$30,741
Adjusted EBITDA (1)	$46,679	$12,250	$5,143	$(4,696)	$59,376
Net cash provided by (used in) operating activities of continuing operations	$45,550	$12,250	$4,010	$(15,366)	$46,444
Net cash provided by (used in) investing activities of continuing operations	$591	$—	$(694)	$—	$(103)
Net cash provided by financing activities of continuing operations	$—	$—	$(197)	$(137,561)	$(137,758)
Distributable Cash Flow (1)	$46,141	$12,250	$3,356	$(15,366)	$46,381

Three Months Ended December 31, 2016
Revenues and other income	$44,271	$9,319	$32,721	$—	$86,311
Gain on asset sales	1,798	—	3	—	1,801
Total revenues and other income	$46,069	$9,319	$32,724	$—	$88,112

Asset impairments	$8,180	$—	$1,065	$—	$9,245
Net income (loss) from continuing operations	$24,014	$9,319	$997	$(30,519)	$3,811
Adjusted EBITDA (1)	$40,464	$12,250	$5,555	$(7,253)	$51,016
Net cash provided by (used in) operating activities of continuing operations	$43,118	$12,250	$3,720	$(32,992)	$26,096
Net cash provided by (used in) investing activities of continuing operations	$7,223	$—	$(790)	$—	$6,433
Net cash provided by (used in) financing activities of continuing operations	$16	$—	$(232)	$(84,334)	$(84,550)
Distributable Cash Flow (1)	$50,341	$12,250	$3,132	$(32,992)	$32,714

Three Months Ended September 30, 2017
Revenues and other income	$49,413	$8,993	$34,710	$—	$93,116
Gains on asset sales	154	—	17	—	171
Total revenues and other income	$49,567	$8,993	$34,727	$—	$93,287

Net income (loss) from continuing operations	$37,992	$8,993	$3,342	$(23,828)	$26,499
Adjusted EBITDA (1)	$43,297	$12,250	$6,402	$(3,807)	$58,142
Net cash provided by (used in) operating activities of continuing operations	$44,119	$8,992	$2,155	$(29,466)	$25,800
Net cash provided by (used in) investing activities of continuing operations	$676	$3,258	$(1,163)	$—	$2,771
Net cash provided by financing activities of continuing operations	$484	$—	$—	$51,406	$51,890
Distributable Cash Flow (1)	$44,795	$12,250	$1,304	$(29,466)	$28,883

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables (Unaudited)

The table below presents NRP's unaudited business results by segment for the year ended December 31, 2017 and 2016:

	Operating Business Segments
	Coal Royalty and Other		Construction Aggregates	Corporate and Financing
(In thousands)		Soda Ash			Total
Year Ended December 31, 2017
Revenues and other income	$202,323	$40,457	$131,381	$—	$374,161
Gains on asset sales	3,545	—	311	—	3,856
Total revenues and other income	$205,868	$40,457	$131,692	$—	$378,017

Asset impairments	$2,967	$—	$64	$—	$3,031
Net income (loss) from continuing operations	$154,899	$40,457	$6,428	$(112,576)	$89,208
Adjusted EBITDA (1)	$181,280	$49,000	$19,764	$(18,502)	$231,542
Net cash provided by (used in) operating activities of continuing operations	$166,138	$43,354	$15,687	$(97,341)	$127,838
Net cash provided by (used in) investing activities of continuing operations	$4,161	$5,646	$(6,470)	$—	$3,337
Net cash provided by (used in) financing activities of continuing operations	$517	$—	$(1,293)	$(140,943)	$(141,719)
Distributable Cash Flow (1)	$170,299	$49,000	$10,183	$(97,341)	$132,141

Year Ended December 31, 2016
Revenues and other income	$210,115	$40,061	$120,802	$—	$370,978
Gains on asset sales	29,068	—	13	—	29,081
Total revenues and other income	$239,183	$40,061	$120,815	$—	$400,059

Asset impairments	$15,861	$—	$1,065	$—	$16,926
Net income (loss) from continuing operations	$161,816	$40,061	$4,438	$(111,101)	$95,214
Adjusted EBITDA (1)	$209,443	$46,550	$20,009	$(20,570)	$255,432
Net cash provided by (used in) operating activities of continuing operations	$134,490	$46,550	$20,400	$(100,797)	$100,643
Net cash provided by (used in) investing activities of continuing operations	$65,057	$—	$(5,114)	$—	$59,943
Net cash used in financing activities of continuing operations	$16	$(7,229)	$(1,825)	$(152,381)	$(161,419)
Distributable Cash Flow (1)	$199,547	$46,550	$16,243	$(100,797)	$271,415

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables (Unaudited)

Operating Statistics - Coal Royalty and Other

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
($ in thousands, except tons and per ton amounts)	2017	2016	2017	2017	2016
Coal production (tons)
Appalachia
Northern	464	1,833	226	2,136	2,312
Central	3,542	3,176	3,596	14,735	13,222
Southern	535	575	468	2,256	2,776
Total Appalachia	4,541	5,584	4,290	19,127	18,310
Illinois Basin	828	2,060	794	4,373	8,116
Northern Powder River Basin	1,678	1,047	849	4,386	3,781
Gulf Coast	—	0.4	—	—	0.4
Total coal production	7,047	8,691	5,933	27,886	30,207

Coal royalty revenue per ton
Appalachia
Northern	$2.14	$0.36	$3.26	$1.53	$1.15
Central	$5.21	$4.97	$4.77	$5.12	$3.64
Southern	$5.90	$5.64	$5.73	$5.94	$3.84
Illinois Basin	$4.75	$3.92	$4.32	$3.88	$3.66
Northern Powder River Basin	$2.27	$2.22	$3.47	$2.65	$2.81
Gulf Coast	$—	$3.28	$—	$—	$3.28
Combined average coal royalty revenue per ton	$4.31	$3.46	$4.54	$4.33	$3.37

Coal royalty revenues
Appalachia
Northern	$992	$662	$737	$3,271	$2,667
Central	18,462	15,788	17,154	75,489	48,119
Southern	3,157	3,241	2,683	13,399	10,660
Total Appalachia	$22,611	$19,691	$20,574	$92,159	$61,446
Illinois Basin	3,934	8,069	3,431	16,989	29,680
Northern Powder River Basin	3,815	2,323	2,945	11,642	10,637
Gulf Coast	—	1	—	—	1
Total coal royalty revenue	$30,360	$30,084	$26,950	$120,790	$101,764
Other revenues
Minimums recognized as revenue	$8,266	$4,136	$9,812	$30,822	$64,591
Property tax revenue	813	1,558	513	5,124	10,457
Wheelage	1,224	577	1,219	4,734	2,374
Coal overriding royalty revenue	4,067	799	3,059	9,836	2,281
Lease assignment fee	—	—	1,000	1,000	—
Hard mineral royalty revenues	728	969	817	4,241	3,163
Oil and gas royalty revenues	1,693	999	117	4,225	3,537
Other	202	1,476	356	1,029	2,612
Total other revenues	$16,993	$10,514	$16,893	$61,011	$89,015
Coal royalty and other income	47,353	40,598	43,843	181,801	190,779
Transportation and processing fees	4,793	3,673	5,570	20,522	19,336
Gain on coal royalty and other segment asset sales	178	1,798	154	3,545	29,068
Total coal royalty and other segment revenues and other income	$52,324	$46,069	$49,567	$205,868	$239,183

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Distributable Cash Flow
(Unaudited)

	Coal Royalty and Other		Construction Aggregates	Corporate and Financing
(In thousands)		Soda Ash			Total
Three Months Ended December 31, 2017
Net cash provided by (used in) operating activities of continuing operations	$45,550	$12,250	$4,010	$(15,366)	$46,444
Add: return of equity from unconsolidated investment	—	—	—	—	—
Add: proceeds from sale of assets	192	—	371	—	563
Add: return of long-term contract receivable	399	—	—	—	399
Less: maintenance capital expenditures	—	—	(1,025)	—	(1,025)
Distributable cash flow	$46,141	$12,250	$3,356	$(15,366)	$46,381
Less: Proceeds from sale of assets	(192)	—	(371)	—	(563)
Distributable cash flow adjusted for proceeds from sale of assets	$45,949	$12,250	$2,985	$(15,366)	$45,818

Three Months Ended December 31, 2016
Net cash provided by (used in) operating activities of continuing operations	$43,118	$12,250	$3,720	$(32,992)	$26,096
Add: proceeds from sale of assets	6,855	—	164	—	7,019
Add: proceeds from sale of assets from discontinued operations	—	—	—	—	(17)
Add: return of long-term contract receivables—affiliate	391	—	—	—	391
Less: maintenance capital expenditures	(23)	—	(752)	—	(775)
Distributable cash flow	$50,341	$12,250	$3,132	$(32,992)	$32,714
Less: Proceeds from sale of assets, including discontinued operations	(6,855)	—	(164)	—	(7,002)
Distributable cash flow adjusted for proceeds from sale of assets	$43,486	$12,250	$2,968	$(32,992)	$25,712

Three Months Ended September 30, 2017
Net cash provided by (used in) operating activities of continuing operations	$44,119	$8,992	$2,155	$(29,466)	$25,800
Add: return of equity from unconsolidated investment	—	3,258	—	—	3,258
Add: proceeds from sale of assets	76	—	75	—	151
Add: return of long-term contract receivable	600	—	—	—	600
Less: maintenance capital expenditures	—	—	(926)	—	(926)
Distributable cash flow	$44,795	$12,250	$1,304	$(29,466)	$28,883
Less: Proceeds from sale of assets	(76)	—	(75)	—	(151)
Distributable cash flow adjusted for proceeds from sale of assets	$44,719	$12,250	$1,229	$(29,466)	$28,732

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Distributable Cash Flow
(Unaudited)

	Coal Royalty and Other		Construction Aggregates	Corporate and Financing
(In thousands)		Soda Ash			Total
Year Ended December 31, 2017
Net cash provided by (used in) operating activities of continuing operations	$166,138	$43,354	$15,687	$(97,341)	$127,838
Add: return of equity from unconsolidated investment	—	5,646	—	—	5,646
Add: proceeds from the sale of assets	1,151	—	831	—	1,982
Add: return of long-term contract receivables (including affiliate)	3,010	—	—	—	3,010
Less: maintenance capital expenditures	—	—	(6,335)	—	(6,335)
Distributable cash flow	$170,299	$49,000	$10,183	$(97,341)	$132,141
Less: Proceeds from sale of assets	(1,151)	—	(831)	—	(1,982)
Distributable cash flow adjusted for proceeds from sale of assets	$169,148	$49,000	$9,352	$(97,341)	$130,159

Year Ended December 31, 2016
Net cash provided by (used in) operating activities of continuing operations	$134,490	$46,550	$20,400	$(100,797)	$100,643
Add: Proceeds from the sale of assets	62,117	—	266	—	62,383
Add: proceeds from sale of assets included in discontinued operations	—	—	—	—	109,872
Add: return of long-term contract receivables—affiliate	2,968	—	—	—	2,968
Less: maintenance capital expenditures	(28)	—	(4,423)	—	(4,451)
Distributable cash flow	$199,547	$46,550	$16,243	$(100,797)	$271,415
Less: Proceeds from sale of assets, including discontinued operations	(62,117)	—	(266)	—	(172,255)
Distributable cash flow adjusted for proceeds from sale of assets	$137,430	$46,550	$15,977	$(100,797)	$99,160

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Adjusted EBITDA
(Unaudited)

	Coal Royalty and Other		Construction Aggregates	Corporate and Financing
(In thousands)		Soda Ash			Total
Three Months Ended December 31, 2017
Net income (loss) from continuing operations	$39,729	$12,781	$1,989	$(23,758)	$30,741
Less: equity earnings from unconsolidated investment	—	(12,781)	—	—	(12,781)
Add: distributions from unconsolidated investment	—	12,250	—	—	12,250
Add: interest expense, net	—	—	61	19,062	19,123
Add: debt modification expense	—	—	—	—	—
Add: depreciation, depletion and amortization	5,761	—	3,029	—	8,790
Add: asset impairments	1,189	—	64	—	1,253
Adjusted EBITDA	$46,679	$12,250	$5,143	$(4,696)	$59,376
Less: gains on sale of assets	(178)	—	(102)	—	(280)
Adjusted EBITDA excluding gains on sale of assets	$46,501	$12,250	$5,041	$(4,696)	$59,096

Three Months Ended December 31, 2016
Net income (loss) from continuing operations	$24,014	$9,319	$997	$(30,519)	$3,811
Less: equity earnings from unconsolidated investment	—	(9,319)	—	—	(9,319)
Add: distributions from unconsolidated investment	—	12,250	—	—	12,250
Add: interest expense, net	—	—	—	23,266	23,266
Add: depreciation, depletion and amortization	8,270	—	3,493	—	11,763
Add: asset impairments	8,180	—	1,065	—	9,245
Adjusted EBITDA	$40,464	$12,250	$5,555	$(7,253)	$51,016
Less: gains on sale of assets	(1,798)	—	(3)	—	(1,801)
Adjusted EBITDA excluding gains on sale of assets	$38,666	$12,250	$5,552	$(7,253)	$49,215

Three Months Ended September 30, 2017
Net income (loss) from continuing operations	$37,992	$8,993	$3,342	$(23,828)	$26,499
Less: equity earnings from unconsolidated investment	—	(8,993)	—	—	(8,993)
Add: distributions from unconsolidated investment	—	12,250	—	—	12,250
Add: interest expense, net	—	—	59	20,021	20,080
Add: depreciation, depletion and amortization	5,305	—	3,001	—	8,306
Adjusted EBITDA	$43,297	$12,250	$6,402	$(3,807)	$58,142
Less: gains on sale of assets	(154)	—	(17)	—	(171)
Adjusted EBITDA excluding gains on sale of assets	$43,143	$12,250	$6,385	$(3,807)	$57,971

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Adjusted EBITDA
(Unaudited)

	Coal Royalty and Other		Construction Aggregates	Corporate and Financing
(In thousands)		Soda Ash			Total
Year Ended December 31, 2017
Net income (loss) from continuing operations	154,899	$40,457	$6,428	$(112,576)	$89,208
Less: equity earnings from unconsolidated investment	—	(40,457)	—	—	(40,457)
Add: distributions from unconsolidated investment	—	49,000	—	—	49,000
Add: interest expense, net	—	—	693	82,028	82,721
Add: debt modification expense	—	—	—	7,939	7,939
Add: loss on extinguishment of debt	—	—	—	4,107	4,107
Add: depreciation, depletion and amortization	23,414	—	12,579	—	35,993
Add: asset impairments	2,967	—	64	—	3,031
Adjusted EBITDA	181,280	$49,000	$19,764	$(18,502)	$231,542
Less: gains on sale of assets	(3,545)	—	(311)	—	(3,856)
Adjusted EBITDA excluding gains on sale of assets	177,735	$49,000	$19,453	$(18,502)	$227,686

Year Ended December 31, 2016
Net income (loss) from continuing operations	$161,816	$40,061	$4,438	$(111,101)	$95,214
Less: equity earnings from unconsolidated investment	—	(40,061)	—	—	(40,061)
Add: distributions from unconsolidated investment	—	46,550	—	—	46,550
Add: interest expense, net	—	—	—	90,531	90,531
Add: depreciation, depletion and amortization	31,766	—	14,506	—	46,272
Add: asset impairments	15,861	—	1,065	—	16,926
Adjusted EBITDA	$209,443	$46,550	$20,009	$(20,570)	$255,432
Less: Gains on sale of assets	(29,068)	—	(13)	—	(29,081)
Adjusted EBITDA excluding gains on sale of assets	$180,375	$46,550	$19,996	$(20,570)	$226,351

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Adjusted Net Income
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2017	2016	2017	2017	2016
Net income	$30,707	$3,488	$26,066	$88,667	$96,892
Less: income attributable to preferred unitholders	(7,765)	—	(7,650)	(25,453)	—
Net income attributable to common unitholders and general partner	$22,942	$3,488	$18,416	$63,214	$96,892
Add: asset impairments	1,253	9,245	—	3,031	16,926
Add: loss (income) from discontinued operations	34	323	433	541	(1,678)
Add: debt modification expense	—	—	—	7,939	—
Add: loss on extinguishment of debt	—	—	—	4,107	—
Add: restructuring-related incentive compensation expense	—	3,713	—	3,822	3,713
Less: gain on asset sales	(280)	(1,801)	(171)	(3,856)	(29,081)
Less: non-cash revenue associated with lease modifications and terminations	—	(45)	(2,142)	(3,405)	(40,460)
Adjusted net income	$23,949	$14,923	$16,536	$75,393	$46,312

Adjusted Coal Royalty and Other Operating Income
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2017	2016	2017	2017	2016
Coal royalty and other operating income	$39,729	$24,014	$37,992	$154,899	$161,816
Add: asset impairments	1,189	8,180	—	2,967	15,861
Less: gain on asset sales	(178)	(1,798)	(154)	(3,545)	(29,068)
Less: non-cash revenue associated with lease modifications and terminations	—	(45)	(2,142)	(3,405)	(40,460)
Adjusted coal royalty and other operating income	$40,740	$30,351	$35,696	$150,916	$108,149

Natural Resource Partners L.P.
Recap of Metrics (Unaudited)

(In thousands, except units, prices, ratio and yields)	February 27, 2018
Common Unit price	$28.35

Enterprise value
Equity market cap	$346,777
Debt—at December 31, 2017	827,844
Preferred Units	250,000
Intrinsic Value of Warrants	9,695
Total enterprise value	$1,434,316

Adjusted EBITDA—Year-ended December 31, 2017	$231,542
Enterprise Value-to-Adjusted EBITDA	6.19	x

Leverage Ratio (1)	3.58	x

Distributable cash flow ("DCF")—Year-ended December 31, 2017	132,141
Less: 12% annual coupon on Preferred Units	(30,000)
Adjusted DCF	102,141

Distribution Coverage Ratio (2)	5.9	x
Adjusted Distribution Coverage Ratio (3)	4.5	x
Equity Value-to-Adjusted DCF	3.4	x

(1)	Leverage Ratio is calculated as year-ended 2017 Adjusted EBITDA divided by the outstanding principal value of our debt as of December 31, 2017.

(2)	Distribution Coverage Ratio is calculated as DCF divided by annual common unit distributions times number of common units and general partner units outstanding.

(3)	Adjusted Distribution Coverage Ratio is calculated as Adjusted DCF divided by annual common unit distributions times number of common units and general partner units outstanding.

-end-